Certification Pursuant to Section 906	Exhibit 32

In connection with the quarterly report on Form 10-Q of UTi Worldwide Inc. (the Company) for the quarter ended July 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of Eric W. Kirchner as Chief Executive Officer of the Company, and Richard G. Rodick, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eric W. Kirchner
	Name:	Eric W. Kirchner
	Title:	Chief Executive Officer
Date: September 8, 2014

/s/ Richard G. Rodick
	Name:	Richard G. Rodick
	Title:	Chief Financial Officer
Date: September 8, 2014